UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

OFS CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	46-1339639
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2850 West Golf Road, 5th Floor Rolling Meadows, Illinois	60008
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.01 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-166363 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of common stock, par value $0.01 per share, of OFS Capital Corporation (the “Company”). The description of the shares of common stock contained in the section entitled “Description of Our Capital Stock” in the prospectus included in the Company’s Registration Statement on Form N-2 (File No. 333-166363), filed with the Securities and Exchange Commission on April 29, 2010, as amended from time to time, is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to such Registration Statement that includes such description and that is subsequently filed is hereby also incorporated by reference herein.

Item 2.	Exhibits.

3.1	Form of Certificate of Incorporation of OFS Capital Corporation*

3.2	Form of By-Laws of OFS Capital Corporation*

4.1	Form of Stock Certificate of OFS Capital Corporation*

*	Incorporated by reference to Amendment No. 3 to the Company’s Registration Statement on Form N-2 (File No. 333-166363), filed on March 17, 2010.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

OFS CAPITAL CORPORATION (Registrant)

By:	/s/ Glenn R. Pittson
Name: Glenn R. Pittson
Title: Chief Executive Officer

Dated: November 7, 2012